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December 23, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Re:      Dollar Express, Inc.
File No. 0-XXXX


Dear Sir or Madam:

         We have read the Change in Principal Accountants section of the Form S-1 of Dollar Express, Inc. and agree with the statements contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP